UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         December 20, 2005

SUN HEALTHCARE GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On December 20, 2005, Sun Healthcare Group, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with UBS Securities LLC, CIBC World Markets Corp. and Jefferies & Co., Inc. (collectively, the "Underwriters"). The Underwriting Agreement provides for the sale of 6.0 million shares of the Company's common stock, par value $0.01 per share, to the Underwriters at $5.646 per share. The price to the public is $6.00 per share. In addition, the Company granted the Underwriters a 30 day option to purchase an additional 900,000 shares of common stock to cover over-allotments, which option was exercised by the Underwriters on December 21, 2005. The transactions contemplated by the Underwriting Agreement are expected to close on December 27, 2005. The shares are being offered and sold pursuant to the Company's registration statement on Form S-3 (Registration No. 333-123335).

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Underwriting Agreement dated December 20, 2005 between Sun Healthcare Group, Inc. and UBS Securities LLC, CIBC World Markets Corp. and Jefferies & Co., Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  December 23, 2005